Exhibit 99.1

POWER OF ATTORNEY

Schedule 13G and/or Schedule 13D

Bravo One Company, Inc.

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Joshua C. Miller as the undersigned’s true and lawful attorney-in-fact and agent to:

(1) prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes, passwords, and passphrases enabling the undersigned to make electronic filings with the SEC of forms, reports, schedules, and/or statements required by Section 13 of the Securities Exchange Act of 1934 (the “Exchange Act”) or any rule or regulation of the SEC thereunder;

(2) prepare, execute, and file with the SEC, for and on behalf of the undersigned, in the undersigned’s capacity as a beneficial owner of more than five percent of a class of security of CompuCredit Holdings Corporation (the “Company”) which is registered pursuant to Section 12 of the Exchange Act, any Schedule 13G or Schedule 13D, and any amendments to such filings, which may be required to be filed with the SEC pursuant to Section 13 of the Exchange Act and the rules thereunder as a result of the undersigned’s beneficial ownership of securities of the Company and any changes therein;

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule 13G and/or Schedule 13D, complete and execute any amendment or amendments thereto, and timely file such Schedules and/or Forms with the SEC and any securities exchange or similar authority; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 13 of the Exchange Act and the rules thereunder.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file a Schedule 13G and/or Schedule 13D with respect to the undersigned’s beneficial ownership of securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be duly executed as of this 14th day of February, 2012.

Bravo One Company, Inc.

By:	/s/ Joshua C. Miller
Name:	Joshua C. Miller
Title:	Assistant Secretary